Exhibit 99.1

ACUSPHERE, INC. REPORTS Q2 FINANCIAL RESULTS
AND OPERATING HIGHLIGHTS

Watertown, MA, August 15, 2005 - Acusphere, Inc. (NASDAQ: ACUS) today reported financial results for the quarter ended June 30, 2005 and commented on operational progress.

Financial Results

The Company’s financial results for the quarter ended June 30, 2005 are summarized in the accompanying table and detailed in Acusphere’s Form 10-Q filed today with the U.S. Securities and Exchange Commission.

During the three months ended June 30, 2005, the Company;

•                        recognized $0.9 million in revenue in connection with its collaboration agreement with Nycomed;

•                        incurred $17.3 million in operating expenses compared to $7.7 million in the same period of the prior year; and

•                        reported $16.4 million as a net loss available to common stockholders, or $0.92 per share.

The increase in operating expenses reflects two primary factors:

1)                    $6.2 million incurred in writing off the present value of costs incurred in Q2 to acquire or license 11 families of ultrasound-related patents from Schering AG and;

2)                    increased R&D spending for AI-700 clinical trials with more clinical sites enrolling patients and more patients enrolled during Q2 this year than last year.

As of June 30, 2005, the Company’s balance of cash and cash equivalents totaled $60.2 million. During Q2, the Company spent $13.3 million on investing activities, $8.4 million of which spending was incurred for the build-out the Company’s commercial manufacturing facility for AI-700.  The Company’s estimate of its total 2005 capital expenditures is unchanged from its Q1 report. Approximately $11.7 million and $3.2 million remaining to be paid for the manufacturing facility build-out and for equipment purchases, respectively, before borrowings which may be made against qualified assets.  The Company believes that the build-out of the manufacturing facility will be substantially completed in 2005.

Operating Progress

The Company indicated that over 500 patients have been enrolled in the Phase 3 pivotal trials, including over 250 patients in each of the “32” and the “33” trials.  The Company confirmed that, based upon its current estimate of approximately 700 patients required to complete the Phase 3 pivotal trials, it expects trial enrollment will be completed in early 2006 and that a NDA for AI-700 will be filed in 2006.

“The rate of patient enrollment over the last three months was better than we expected, which increases our confidence in our ability to execute on previous guidance;  completing enrollment of 700 patients by early 2006,” said Sherri C. Oberg, President and Chief Executive Officer.  “Completing the build-out of our commercial manufacturing facility is progressing well toward substantial completion in 2005.”

Conference Call Information

Acusphere plans to hold a conference call with investors today, Monday, August 15, 2005, commencing at 11:00 a.m. (Eastern Daylight Time). The conference call will include discussion of the Company’s operating results, financing results, priorities, and other operational matters and disclosures followed by answers to investor questions.  The conference may be heard live via the investor relations section of the Company’s website at www.acusphere.com or by dialing 1-866-578-5784, using the confirmation code: 65139124. For participants dialing in from outside the U.S. please call 1-617-213-8056 using the same confirmation code, 65139124. After the conference call, a replay of the call will be made available for 30 days via the Company’s web site and a telephone replay will be available through August 31st by dialing 1-888-286-8010, or internationally 1-617-801-6888, using the confirmation code: 77667844.

About Acusphere, Inc.

Acusphere (NASDAQ: ACUS) is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microparticle technology. Acusphere’s three initial product candidates for which it has clinical data are designed to address unmet clinical needs within cardiology, oncology and asthma. Acusphere’s lead product candidate, AI-700, is a cardiovascular drug in Phase 3 clinical development. AI-700 is designed to enable ultrasound to compete more effectively with nuclear stress testing, the leading procedure for detecting coronary heart disease. An estimated 10.7 million procedures are performed each year in the U.S. to detect coronary heart disease, the leading cause of death in the United States. Acusphere’s product candidates have been created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microparticles in a versatile manner that enables particles to be customized to address the delivery needs of a variety of drugs. For more information about Acusphere visit the Company’s web site at www.acusphere.com.

“Acusphere” is a trademark of Acusphere, Inc.

Forward-looking Statements

This Release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding timing of clinical enrollment completion, timing and cost of substantially completing the build-out of a commercial manufacturing facility cost of equipment purchases, availability of borrowing against such purchases and NDA and commercial preparedness for AI-700 constitute forward-looking statements which involve risks and uncertainties.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding the ultimate outcome of Acusphere’s Phase 3 clinical trials for AI-700 and uncertainties regarding the number of patients required to complete the Phase 3 clinical trials, uncertainties regarding the cost, timing and ultimate success of the build-out of the Company’s commercial manufacturing facility, including qualifying such facility in accordance with applicable regulatory requirements, unproven markets, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

ACUSPHERE, INC.
FINANCIAL HIGHLIGHTS
— In Thousands (except per share data) —

CONDENSED CONSOLIDATED OPERATING RESULTS

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Collaboration revenue	$857	$—	$1,714	$—
Operating expenses:
Research and development	15,227	6,193	22,905	11,795
General and administrative	2,114	1,545	3,861	2,949
Total operating expenses	17,341	7,738	26,766	14,744
Interest and other income (expense), net	1,141	119	1,736	200

Net loss	$(15,343)	$(7,619)	$(23,316)	$(14,544)
Dividends paid and accumulated on preferred stock	1,032	—	1,032	—
Net loss available to common stockholders	$(16,375)	$(7,619)	$(24,348)	$(14,544)

Net loss per common share – basic and diluted	$(0.92)	$(0.53)	$(1.37)	$(1.02)
Weighted-average shares outstanding – basic and diluted	17,829	14,310	17,821	14,298

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	(Unaudited)
	June 30, 2005	December 31, 2004

Cash and short-term investments	$60,212	$45,180
Current assets	61,261	47,277
Total assets	93,306	62,003
Current portion of deferred revenue	3,429	3,429
Derivative liability	1,671	—
Other current liabilities	14,518	9,705
Long-term liabilities	13,106	3,360
Stockholders’ equity	60,582	45,509

# # #

Contact:	Investors:
John F. Thero	Tel: (617) 925-3444
Acusphere, Inc.	Email: IR@acusphere.com
Sr. Vice President and CFO	Media: (617) 648-8800